Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement on Form F-1 of Taoping Inc. (“the Company”) of our report dated April 25, 2024, with respect to the Company’s consolidated financial statements as of December 31, 2023 and 2022, and for the three years period ended December 31, 2023, which appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2023.

We also consent to the reference to our firm under the caption “Experts”.

/s/ PKF Littlejohn LLP

London, United Kingdom

April 30, 2024